Exhibit 99.1
NEWS RELEASE FOR MARCH 9, 2011 AT 4:10 PM ET

Contact:	William R. Abbott
Senior Vice President and Chief Financial Officer
949-420-1800
CARDIOGENESIS REPORTS FOURTH QUARTER AND FULL YEAR 2010 RESULTS
Full Year Total Revenue $11,290,000 up 9% from Prior Year
Full Year Handpiece Revenue Up 13% from Prior Year
IRVINE, CA, MARCH 9, 2011
     Cardiogenesis Corporation (OTCQB: CGCP), a leading developer of surgical products used in the treatment of diffuse coronary artery disease, today reported financial results for its fourth quarter and full year ended December 31, 2010.
     Revenue for the fourth quarter of 2010 was $2,864,000, a 9% decrease from prior year fourth quarter revenue of $3,132,000. For full year 2010, revenue was $11,290,000, an increase of 9% over revenue of $10,354,000 in 2009. The company reported a net loss of $558,000, or $0.01 per basic and diluted share, in the fourth quarter of 2010 as compared with net income of $409,000, or $0.01 per basic and diluted share, in the prior year fourth quarter.
     “The company posted a solid performance for both the fourth quarter and full year as our sales organization made the case for TMR and increased product utilization. Fourth quarter revenues were negatively impacted by lower capital equipment sales as compared to 2009. In addition the fourth quarter of 2009 included $218,000 of handpiece revenue previously deferred under accounting rules. Excluding the impact of that non-recurring, deferred revenue, handpiece revenue increased 13% in fourth quarter 2010 over the prior period,” said Cardiogenesis Executive Chairman Paul McCormick. “Continued revenue growth of our commercial products has allowed us to finance significant progress on our clinical and regulatory initiatives. We enrolled two additional patients in our PHOENIX™ Combination Delivery System clinical feasibility trial, and our team will be in Europe in the upcoming weeks to perform additional procedures. Moreover we are in the final phase of our animal safety study at the Texas Heart Institute (THI). This is important because the THI report is a gating item for our submission to the FDA to obtain regulatory clearance to begin a human trial for the PHOENIX System in the U.S. The PHOENIX System combines the intramyocardial delivery of stem cells with pre-treatment by TMR. PHOENIX represents an exciting proprietary growth opportunity for our Company.”
     The operating loss for 2010 totaled $1,439,000 as compared with an operating loss of $1,118,000 for full year 2009. The net loss for 2010 was totaled $1,282,000, or $0.03 per basic and diluted share, as compared with a net loss of $1,234,000, or $0.03 per basic and diluted share, for 2009.
     Handpiece revenue for the fourth quarter of 2010 increased $38,000, or 2%, to $2,172,000 as compared to $2,134,000 in the 2009 fourth quarter as a result of both higher unit sales and average selling prices. For the twelve months ended December 31, 2010, handpiece revenue increased by $980,000, or 13%, to $8,637,000 from handpiece revenue of $7,657,000 in 2009. Laser revenue in the fourth quarter of 2010 totaled $400,000, a decrease of $287,000 from the fourth quarter of 2009. Laser revenue of $1,468,000 for the 2010 full year was slightly above full year 2009 laser revenue of $1,453,000.
     Gross margin was 83% of net revenue for the fourth quarter of 2010, a one percentage point decrease from the fourth quarter of 2009. For full year 2010, gross margin was 84% of net revenue, a one percentage point increase over 2009. Gross profit decreased by $242,000, or 9%, to $2,390,000 for the fourth quarter of 2010 as compared with $2,632,000 for the 2009 fourth quarter. For the twelve month period of 2010, gross profit increased by

$906,000, or 11%, to $9,453,000 from a gross profit of $8,547,000 for the twelve months ended December 31, 2009.
     Research and development expenses of $634,000 in the quarter ended December 31, 2010 increased $316,000, or 99%, compared with $318,000 in the quarter ended December 31, 2009. For full year 2010, research and development expenses of $1,464,000 were $133,000, or 10%, above the prior year period expense of $1,331,000.
     Sales and marketing expenses of $1,448,000 in the quarter ended December 31, 2010 were slightly below fourth quarter 2009 expenses of $1,454,000. For full year 2010, sales and marketing expenses were $6,176,000, an increase of $618,000 or 11%, when compared to $5,558,000 for the Twelve month period in 2009.
     General and administrative expenses for the quarter ended December 31, 2010 totaled $1,041,000 as compared to $401,000 during the quarter ended December 31, 2009. For the twelve months ended December 31, 2010, general and administrative expense totaled $3,252,000, an increase of $476,000 from the 2009 full year.
About Cardiogenesis Corporation
Cardiogenesis specializes in the treatment of cardiovascular disease and is a leader in devices that treat severe angina. Our market leading holmium:YAG laser system and single use fiber-optic delivery systems are used to perform a FDA-cleared surgical procedure known as Transmyocardial Revascularization (TMR).
For more information on Cardiogenesis and its products, please visit our website at www.cardiogenesis.com.
Safe Harbor Statement
This press release contains forward-looking statements, including, without limitation, with respect to the Company’s expectation to begin a U.S. clinical trial of the Company’s PHOENIX™ Combination Delivery System. Any forward-looking statements in this news release are subject to numerous risks and uncertainties, many of which are outside the Company’s control, that could cause actual results to differ materially. Factors that could affect the accuracy of these forward-looking statements include, but are not limited to: any inability by the Company to sustain profitable operations or obtain additional financing on favorable terms if and when needed; any failure to obtain required regulatory approvals; failure of the medical community to expand its acceptance of TMR procedures; possible adverse governmental rulings or regulations, including any FDA regulations or rulings; the Company’s ability to comply with international and domestic regulatory requirements; possible adverse Medicare or other third-party reimbursement policies or adverse changes in those policies; any inability by the Company to ship product on a timely basis; the Company’s ability to manage its growth; the effects of recent disruptions in global credit and equity markets and other adverse economic developments that could adversely affect the market for our products or our ability to raise needed financing; actions by our competitors; and the Company’s ability to protect its intellectual property. Other factors that could cause Cardiogenesis’ actual results to differ materially are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s other filings with the Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS
(in thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(audited)
Net revenues	$2,864	$3,132	$11,290	$10,354
Cost of revenues	474	500	1,837	1,807

Gross profit	2,390	2,632	9,453	8,547

Operating expenses:
Research and development	634	318	1,464	1,331
Sales and marketing	1,448	1,454	6,176	5,558
General and administrative	1,041	401	3,252	2,776

Total operating expenses	3,123	2,173	10,892	9,665

Operating income (loss)	(733)	459	(1,439)	(1,118)
Other income (expense):
Interest expense	(3)	(1)	(6)	(36)
Interest income	1	—	2	3
Other income (expense)	178	(43)	176	(63)

Total other income (expense), net	176	(44)	172	(96)

Income (loss) before provision for income taxes	(557)	415	(1,267)	(1,214)
Provision for income taxes	1	6	15	20

Net income (loss)	$(558)	$409	$(1,282)	$(1,234)

Net income (loss) per share:
Basic and diluted	$(0.01)	$0.01	$(0.03)	$(0.03)

Weighted average shares outstanding:
Basic and diluted	45,888	45,549	45,768	45,526

CARDIOGENESIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	Years ended December 31,
	2010	2009
	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,810	$2,568
Accounts receivable, net of allowance for doubtful accounts of $11 and $6, respectively	1,375	933
Inventories	627	914
Prepaids and other current assets	412	253

Total current assets	4,224	4,668
Property and equipment, net	275	341
Other assets	—	9

Total assets	$4,499	$5,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$359	$127
Accrued salaries and related	723	604
Accrued liabilities	531	299
Deferred revenue	684	744
Note payable	111	88
Current portion of capital lease obligations	8	9

Total current liabilities	2,416	1,871
Capital lease obligations, less current portion	5	14

Total liabilities	2,421	1,885

Commitments and contingencies
Shareholders’ equity:
Preferred stock:
no par value; 5,000 shares authorized; none issued and outstanding	—	—
Common stock:
no par value; 75,000 shares authorized; 45,888 and 45,549 shares issued and outstanding, respectively	174,459	174,217
Accumulated deficit	(172,381)	(171,084)

Total shareholders’ equity	2,078	3,133

Total liabilities and shareholders’ equity .	$4,499	$5,018